Exhibit 99.1

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IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

RICHARD EVANS, derivatively on behalf of UNITED DEVELOPMENT FUNDING IV,

Plaintiff,

-against-

HOLLIS M. GREENLAW, PHILIP K. MARSHALL, J. HEATH MALONE, STEVEN J. FINKLE, JOHN R. RAY, TODD ETTER, UMTH GENERAL SERVICES, L.P., and UMTH LAND DEVELOPMENT, L.P.,

Defendants,

-and-

UNITED DEVELOPMENT FUNDING IV,

Nominal Defendant.

Case No.: 3:16-cv-00635-M

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of December 21, 2017 (the “Stipulation”) is made and entered into by and among the following parties: (i) plaintiff in the above-captioned action, Richard Evans, derivatively on behalf United Development Funding IV (“UDF IV” or the “Trust”), by and through his counsel of record (the “Plaintiff”); (ii) defendants in the above-captioned action, Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Todd Etter, UMTH General Services, L.P., and UMTH Land Development, L.P., by and through their counsel of record (the “Individual Defendants”); and (iii) nominal defendant United Development Funding IV (“UDF IV”) in the above-captioned action, by and through its counsel of record (together with the Individual Defendants, “Defendants”). The Stipulation and the proposed settlement contemplated by it (the “Settlement”) are intended by Plaintiff and Defendants (“the

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Settling Parties”) to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.

I.	THE UDF DEFENDANTS

UDF IV is a real estate investment trust (“REIT”) that issues loans to acquire and develop residential real estate. Shares of UDF IV are publicly traded. UDF IV is one company within a family of companies engaged in such activities, including but not limited to United Development Funding I (“UDF I”), United Development Funding III, L.P. (“UDF III”), and United Development Funding V (“UDF V”).

UDF IV is organized under Maryland law with its principal place of business located at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. Defendant UMTH General Services, L.P. (“General Services”) serves as UDF IV’s advisor and in that capacity is responsible for managing UDF IV on a day-to-day basis. Defendant UMTH Land Development, L.P. (“Land Development”) is UDF IV’s asset manager.

UDF IV’s affairs are overseen by its Board of Trustees (the “Board”). Defendant Hollis M. Greenlaw is Chairman of the Board and Chief Executive Officer of UDF IV and of Land Development. Philip K. Marshall, J. Heath Malone and Steven J. Finkle serve on the Board as independent Trustees. Todd Etter is the Executive Vice President of Land Development and Chairman of UMT Services, Inc., the general partner of General Services and Land Development.

II.	THE LITIGATION

Between December 2015 and February 2016, UDF IV was accused by hedge fund Hayman Capital Management, L.P. (“Hayman”) of operating a “Ponzi-like” scheme. Hayman published its claims on the internet, including on a website established by Hayman. The publication of Hayman’s accusations had a negative impact on the market price of UDF IV shares.

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Plaintiff investigated the allegations raised by Hayman. In the process, Plaintiff learned that the United States Securities and Exchange Commission (“SEC”) had been investigating UDF IV since April 2014. Plaintiff also learned that on February 18, 2016, the Federal Bureau of Investigation executed a search warrant at UDF IV’s offices in Grapevine, Texas.

On February 22, 2016, Plaintiff promptly served UDF IV’s Board with a demand for investigation of Hayman’s accusations. In his demand, Plaintiff requested the Board to: “authorize and empower an independent committee of investigators to assess the truth of the recent allegations asserted by Hayman for the purpose of making any and all findings of fact and determinations regarding responsibility”; “take corrective actions against the individuals responsible, including but not limited to legal action and corporate governance measures”; and “[a]dopt and implement adequate internal controls and systems at [UDF IV] designed to prohibit and prevent a recurrence” of the alleged wrongdoing.

Having received no immediate response from UDF IV in response to his demand, Plaintiff filed suit on March 4, 2016. Plaintiff filed a verified complaint against Defendants in the United States District Court for the Northern District of Texas, styled Evans v. Greenlaw, et al., No. 3:16-cv-00635-M (the “Complaint”). The Complaint alleged three causes of action—breach of fiduciary duty, unjust enrichment, and aiding and abetting.

III.	PLAINTIFF’S SUMMARY OF HIS ALLEGATIONS

In his Complaint, Plaintiff alleged that UDF IV’s Board had allowed UDF IV to engage in related-party transactions in violation of UDF IV’s related-party transaction policy in ways that were detrimental to UDF IV. In particular, Plaintiff alleged that UDF IV had been permitted to pay excessive sums to entities owned and/or controlled by Defendant Hollis M. Greenlaw (namely General Services and Land Development).

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Plaintiff also alleged that a lack of Board oversight resulted in UDF IV operating in a manner similar to that of a “Ponzi” scheme. In particular, Plaintiff alleged that UDF IV was used as a channel through which money was passed to other “Related Entities” such as UDF I, UDF III and UDF V. This money, Plaintiff alleged, was then used to pay distributions to non-UDF IV stockholders, including stockholders in the Related Entities.

Plaintiff also alleged that UDF IV’s Board had allowed UDF IV to become overly concentrated on a limited number of borrowers. For example, Plaintiff alleged that a large percentage of UDF IV’s loans were owed by a small number of companies. Plaintiff further alleged that these companies had been unable to repay the loans in a timely manner, which placed UDF IV in a precarious position financially. Plaintiff alleged that these borrowers were allowed to avoid repayment for reasons not related to UDF IV’s business, but instead related to personal interests of Defendant Hollis M. Greenlaw.

In addition, Plaintiff alleged that General Services and Land Development received, respectively, improper and/or inflated advisory or management fees to which they were not entitled and which they should not be permitted to retain.

IV.	COURSE OF THE LITIGATION

On March 7, 2016, the Court issued summons as to Defendants. Plaintiff promptly commenced efforts to effect service.

On March 11, 2016, UDF IV’s Board, through counsel, responded to Plaintiff’s demand. The Board’s response stated that it was “in the process of evaluating [the] demand and the company’s options” under applicable law and that it would “notify [Plaintiff] of the company’s decision in due course.” Plaintiff considered UDF IV’s response to be deficient in that it did not provide any substantive information in response to his demand or provide any deadlines by which a substantive response would be received.

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Plaintiff served each of the Defendants on various days between March 17 and March 29, 2016. On April 7, 2016, after having completed service, the Settling Parties agreed to extend Defendants’ time to answer the Complaint. In a joint motion, Defendants requested until May 2, 2016 to respond to Plaintiff’s Complaint. Dkt. No. 18. The Court granted the joint motion on April 12, 2016. Dkt. No. 23.

On May 2, 2016, the Defendants other than Todd Etter (the “Moving Defendants”) filed motions to dismiss Plaintiff’s Complaint. Dkt. Nos. 29, 31, 34. The Moving Defendants sought dismissal of the Complaint pursuant to Federal Rule of Civil Procedure 12(b)(1) on the ground that Plaintiff lacks standing to sue derivatively, having failed to afford the Board an adequate opportunity to evaluate and respond to his demand. Alternatively, the Moving Defendants also sought dismissal pursuant to Federal Rule of Civil Procedure 12(b)(6) on the ground that Plaintiff’s Complaint fails to state a claim upon which relief can be granted in that the Complaint lacks factual allegations linking conduct by any of the Moving Defendants to any claimed wrongdoing, on the ground that Plaintiff’s claims for breach of fiduciary duty and for aiding and abetting a supposed breach are foreclosed by the terms of UDF IV’s Declaration of Trust, and on the ground that Plaintiff’s unjust enrichment claim fails because the subject of that claim is governed by express contracts.

Mr. Etter filed a motion for an extension of time to file an answer in order to retain an attorney. Dkt. No. 28. The Court granted Mr. Etter’s motion on May 5, 2016. Dkt. No. 38. Mr. Etter filed a second motion for an extension of time on May 13, 2016, which the Court granted on May 16, 2016. Dkt. Nos. 44, 45.

On May 17, 2016, Plaintiff and Defendants filed a joint motion to stay the proceedings pending the conclusion of a consolidated securities class action pending before the Court styled In

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re United Development Funding IV Securities Litigation, No. 3:15-cv-4030-M (the “Consolidated Securities Action”). The parties explained in the motion that the subject matter of Plaintiff’s action and the Securities Action overlapped. On May 18, 2016, the Court granted the motion and stayed this action. Dkt. No. 47.

Plaintiff continued his investigation following the stay of the action and, on July 12, 2016, served a settlement demand upon Defendants. Plaintiff’s demand required Defendants to take a number of actions in response to the allegations in Plaintiff’s Complaint.

On November 9, 2016, Plaintiff and Defendants attended an in-person mediation in Fort Worth, Texas before David R. Seidler, Esq. By this point in time, several additional lawsuits alleging similar claims against a number of the same defendants had been filed in Texas state court by additional plaintiffs purporting to be suing derivatively on behalf of UDF IV: (i) Floreale v. Greenlaw, et al., No. 058-286599-16 (filed March 7, 2016) by the Rosen Law Firm, P.A.; (ii) Knoll v. Greenlaw, et al., No. 342-284220-16 (filed July 20, 2016) by the Brown Law Firm, P.C.; and (iii) Frey v. Greenlaw, et al., No. 096-287723-16 (filed September 26, 2016) by Kessler Topaz Meltzer Check LLP (the “State Derivative Actions”). Plaintiff included these additional plaintiffs in his negotiations with Defendants and, accordingly, these plaintiffs attended the mediation. The parties to the Securities Action also attended the mediation, as did the parties to an additional putative class action purporting to allege claims against UDF IV and other defendants under the Texas Securities Act, styled Hay v. United Development Funding IV, et al., No. 4:16-cv-00188.O (filed March 8, 2016) (the “Texas Securities Action,” and together with the Consolidated Securities Action, the “UDF Class Action Litigation”). The mediation was unsuccessful, but negotiations among the parties continued thereafter.

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In or around March 2017, Plaintiff’s negotiations with Defendants stalled after Plaintiff requested that Defendants provide discovery relevant to Plaintiff’s claims in order to allow Plaintiff to gain a better understanding of UDF IV’s past and current operations. Defendants subsequently agreed to Plaintiff’s requests and provided informal discovery to Plaintiff and other parties, including the plaintiffs in the UDF Class Action Litigation and the State Derivative Actions. This informal discovery included an interview by counsel for the plaintiffs in the foregoing actions of Timothy McCormick of the law firm Thompson & Knight LLP, independent counsel for the Audit Committee of UDF IV, which had been commissioned previously to investigate the Hayman allegations.1 This interview occurred on August 22, 2017. During the interview, Mr. McCormick discussed the Audit Committee investigation of the Hayman allegations, and provided information on a number of relevant topics including, but not limited to: a chronology of the investigation, description of efforts undertaken, and a summary of conclusions reached by UDF IV’s Audit Committee; an account of events and conversations that occurred between the Trust and its former and current auditors; a detailed explanation of how the Trust operated with respect to its affiliates, advisors, and managers; and the Trust’s response to Hayman. Mr. McCormick also responded to questions posed by counsel for the various participating plaintiffs. Counsel for the Defendants did not attend the Plaintiff’s interview of Mr. McCormick. In addition to the interview with Mr. McCormick, UDF IV made available for review more than 170,000 pages of UDF IV’s documents comprising information about UDF IV’s operations.

1 Mr. McCormick also serves as independent counsel for the for the Demand Review Committee of the Board, which was formed and authorized to investigate the allegations contained in various shareholder demand letters which have been received by the Board, including the allegations contained in Plaintiff’s demand letter of February 22, 2016.

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Settlement negotiations continued following this discovery, with Plaintiff’s counsel acting as liaison counsel between Plaintiff herein and the plaintiffs in the Floreale and Knoll putative derivative actions, and the Defendants herein and the additional defendants named in the Floreale and Knoll actions.2 On September 15, 2017, Plaintiff served Defendants with a renewed and revised settlement demand tailored to the information obtained by Plaintiff during the informal discovery process described above. Following extended arm’s-length negotiations, Plaintiff and Defendants reached an agreement in principle to resolve this action. On November 30, 2017, the Settling Parties memorialized this agreement in principle by executing a Memorandum of Understanding (the “MOU”). This Stipulation encompasses the material terms of the MOU.

V.	PLAINTIFF’S VIEW OF HIS CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the action have merit. However, Plaintiff recognizes and acknowledges the risk, expense, and length of continued proceedings necessary to prosecute the action against Defendants through trial and, potentially, through appeals. Plaintiff also has taken into account the uncertain outcome inherent in any litigation, as well as the difficulties and delays of such litigation. Plaintiff is mindful of the inherent problems of proof under, and possible defenses to, the claims asserted in the action. Plaintiff believes that the proposed Settlement set forth in this Stipulation confers benefits, through the provision of cash and adoption of corporate governance reforms and remedial measures, upon the Trust and its stockholders. Based on a thorough investigation and evaluation of the facts and analysis of

2 The Floreale action names as defendants Messrs. Greenlaw, Marshall, Malone, Finkle and Ray, as well as Cara Obert, the Chief Financial Officer of UDF IV, and Stacey Dwyer, the Chief Operating Officer of UDF IV. The Knoll action names as defendants United Development Funding, L.P., United Development Funding III, L.P., Messrs. Greenlaw, Marshall, Malone, Finkle and Ray, and Mmes. Obert and Dwyer.

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applicable law, Plaintiff has determined that the proposed Settlement is fair, reasonable, and adequate, and in the best interests of the UDF IV and its shareholders.

VI.	DEFENDANTS’ RESPONSE TO PLAINTIFF’S ALLEGATIONS AND DENIALS OF WRONGDOING AND LIABILITY

Defendants believe that Plaintiff’s claims are without merit, and deny any liability in connection with the action and the claims asserted by Plaintiff in the Complaint. Hayman’s allegations are false, UDF has never operated as a Ponzi scheme or perpetrated a fraud, and it has always operated in accordance with strong corporate governance and oversight standards. Defendants recognize, however, that public confidence in UDF IV has been shaken by Hayman’s campaign of false accusations, and believe that the additional corporate governance and compliance procedures incorporated in the contemplated Settlement may assist in restoring public confidence by reaffirming that UDF IV welcomes thorough oversight of its business and operations. Defendants also recognize that the time and expense of continued proceedings, and the distraction of UDF IV’s Board and management from the Trust’s business, is detrimental both to UDF IV and its shareholders. Because the contemplated Settlement will allow UDF IV to avoid the distraction and expense the defense of this lawsuit through trial and, potentially, appeals would entail, Defendants believe that the Settlement is in the best interests of UDF IV and its shareholders. By agreeing to the contemplated Settlement, Defendants do not admit or concede the accuracy or sufficiency of any of the allegations in the Complaint in this or any other action, or any wrongdoing, liability or violations of any law.

VII.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff and derivatively on behalf of the Trust, the Individual Defendants, and nominal defendant

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UDF IV, by and through their respective counsel of record, subject to the approval of the Court, as follows:

1.	Settlement of the Derivative Claims; Notice; Preliminary Approval Hearing; and Settlement Hearing

1.1              Monetary Contribution. Within fifteen (15) days after the Effective Date, as defined in Section 4.1 below, certain of the Individual Defendants will cause one million five hundred thousand dollars ($1,500,000) to be paid under the applicable policy of insurance to be deposited into an escrow account for purposes of effecting the settlement contemplated by this Stipulation (the “Settlement Fund”). A portion of the Settlement Fund shall be used to pay any attorneys’ fees awarded to Plaintiff (including, if any, any incentive award), implement the corporate governance measures set forth herein and/or for other corporate purposes including payment or partial payment of any award, judgment or settlement in connection with the UDF Class Action Litigation.

1.2              Corporate Governance. Without admitting any wrongdoing, Defendants acknowledge and agree that: (i) they were aware of and considered Plaintiff’s demands and lawsuit when agreeing to this Settlement; (ii) Plaintiff’s action was a significant factor in facilitating UDF IV’s continuing efforts to implement, reinforce, and enhance the following corporate governance measures and internal control programs; and (iii) the following corporate governance measures and internal control programs (collectively, the “Corporate Governance Measures”) confer a substantial benefit upon UDF IV and its shareholders. By executing this Stipulation, Defendants Greenlaw, Marshall, Malone, Finkle and Etter hereby agree that after entry of the Final Approval Order and Judgment, as defined in Section 1.5, they will cause UDF IV to adopt and implement the following Corporate Governance Measures:

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A.	Additional Independent Trustee. Defendants will add an additional trustee to the UDF IV’s Board. Defendants agree as follows:

i.	The new trustee will be “independent” (as that term is defined under NASDAQ listing requirements). On at least an annual basis, the Board will analyze each current or prospective trustee's eligibility to be classified as “independent” under this standard, taking into consideration, among other things, (i) transactions between the UDF IV and any other entity with which a trustee or a member of a trustee's immediate family or household is affiliated, (ii) charities in which a trustee is or was a partner, controlling shareholder, director, executive officer, trustee or member that have a relationship with the UDF IV that may be relevant to independence considerations, (iii) employment by the UDF IV of a member of the trustee's immediate family or household, and (iv) if a current trustee, the length of the trustee's service on the Board;

ii.	The new trustee must qualify as an “audit committee financial expert” as defined by the SEC. In addition, the new trustee must have had at least three years of relevant real estate experience at a public company demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by UDF IV;

iii.	The new trustee will serve as Chairman of the Audit Committee; and

iv.	The UDF IV will use its best efforts to identify a suitable candidate to serve as the new trustee in such time as to enable the candidate to be appointed to the Board on or before the date of the UDF IV's next annual stockholder meeting.

B.	Chief Compliance Officer. UDF IV will appoint a qualified person to serve in the capacity of Chief Compliance Officer (“CCO”) for UDF IV and United Development Funding V, and potentially other affiliated entities, who will focus on overseeing compliance with local, state and federal laws, as well as Trust policies. The CCO will have at least three (3) years relevant experience at a public company. The CCO will report directly to the Audit Committee, and will be subject to dismissal at the discretion of the Board upon a majority vote by the Board’s independent trustees. The UDF Defendants are further willing to agree that the duties of the CCO will include the following elements:

i.	the CCO shall oversee and (as necessary) develop a comprehensive legal compliance and ethics program (the “Compliance Program”) designed to evaluate, maintain and correct overall compliance with all federal and state laws and regulations in the Code of Business Conduct and Ethics (the “Code”). The program will be modeled after and/or revised to comport with Section 8B2.1 the U.S. Federal Sentencing Guidelines, titled “Effective Compliance and Ethics Programs,” and will center around seven (7) components: (1) oversight by a senior-level compliance officer; (2) clear

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standards and procedures communicated to employees; (3) employee training; (4) monitoring and auditing capabilities; (5) annual progress reports (which will be made to the Audit Committee); (6) written procedural policies for conducting internal investigations and addressing complaints; and (7) enhancements to existing policies to clarify the employee discipline process and compliance incentive programs. UDF IV will retain an external compliance expert to review the Compliance Program and Code to ensure they comport with current best practices within the industry;

ii.	Whenever it appears that a violation of a federal or state law, or the Code, has occurred or is about to occur, the CCO shall report such violation or potential violation to the Audit Committee and make a recommendation to the Audit Committee as to whether an investigation of the relevant facts and circumstances is advisable. Upon receipt of such report, the Audit Committee shall determine whether an investigation should be initiated by the CCO or by such other person as the Audit Committee may designate. The results of any such investigation shall be reported to the Audit Committee, which shall determine what further action, if any, is to be taken in light of the results of investigations;

iii.	The CCO shall, in consultation with the Audit Committee, review and if appropriate improve or suggest improvement to existing procedures for the receipt, retention and consideration of reports or evidence of violations of applicable federal or state law, or of the Code;

iv.	The CCO shall make quarterly reports to the Audit Committee regarding the Compliance Program; and

v.	The CCO shall regularly publicize and promote the Compliance Program within UDF IV.

C.	Related Party Transaction Policy. UDF IV will implement revisions to its related party transaction policy. The revisions to the related party transaction policy are attached hereto in Exhibit A. These revisions will benefit UDF IV by instilling better oversight while, at the same time, avoiding the potential for unnecessary cost or expense that would have been incurred by UDF IV if it had created a related party transaction committee (as initially proposed by plaintiffs).

D.	Significant Borrowers. Significant Borrowers are those borrowers that have aggregate borrowings across their affiliated companies in excess of 15% of UDF IV’s aggregate loan portfolio as reported in the prior financial quarter. The Audit Committee shall review, for each Significant Borrower transaction origination, a Closing Memorandum which describes the proposed transaction, the proposed loan or investment request (including amount, term and interest rate), proposed collateral, project overview, engineering due diligence and exit strategy analysis. The Audit Committee shall consider the Significant Borrower transaction in accordance with the Procedures pertaining to related party transactions set forth in the related party transaction policy (attached in Addendum A).

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E.	Disclosure Committee. In lieu of instituting a separate disclosure committee, UDF IV will ensure the accuracy of its accounting policy disclosures by, among other things, requiring senior internal accounting staff to work in concert with UDF IV’s independent auditor when describing UDF IV’s accounting policies in its annual reports (Form 10-K). UDF IV’s independent auditor, which will have expertise with regard to real estate investment trusts, will certify that the presentation of UDF IV’s accounting principles are correct and current with FASB rules (assuming the opinion they issue aligns with this certification and, if not, shall so state). Any representation letters from the auditor must reflect all disagreements between UDF IV and the auditor. All representation letters will be presented to the Audit Committee.

F.	Board Meetings. UDF IV’s Board (and each subcommittee) shall meet at least four times per year and shall maintain proper minutes accurately reflecting at an appropriate level of detail of Board discussions and resolutions. Trustees shall, absent extraordinary circumstances, attend annual shareholder meetings in person and at such meetings, shareholders shall have the right to ask questions orally or in writing and to receive answers, as is reasonably practicable.

G.	Director Training. Each trustee shall annually attend at least six hours of director continuing education programs, conferences or similar presentations as shall be approved by the Nominating and Governance Committee of the Board. Audit Committee members must attend training on current best practices for audit committee members. Director training must be received from the National Association of Corporate Directors or other organizations of similar quality and reputation.

H.	Whistleblower Policy. UDF IV will enhance the currently-existing “whistleblower” policy and update UDF IV’s employee handbook to reflect the enhanced policy. “Whistleblower” reports shall be treated as confidential and privileged to the fullest extent required by law, as long as maintaining such confidentiality and privilege is compatible with such steps as the Audit Committee may deem to be in the best interest of UDF IV. UDF IV shall keep a log of any reports of potential misconduct that are submitted pursuant to the whistleblower policy. Reports of violations will be logged and monitored by the CCO and responded to in accordance with the UDF IV’s compliance program (above). The CCO, after receiving “whistleblower” reports, will present the reports to the Audit Committee. Trust employees will receive training with regard to the use of UDF IV’s reporting system.

I.	Sunset Provision. The UDF Defendants will implement the agreed governance changes set forth herein for a period of three years following final Court approval of the settlement of Evans v. Greenlaw, et al., No. 3:16-cv-00635 (N.D. Tex.).

1.3           Notice. After execution of this Stipulation, Plaintiff shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the

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form of Exhibit B hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits B-1 (“Long-Form Notice”) and B-2 (“Short-Form Notice,” and together with the Long-Form Notice, the “Settlement Notice”), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

1.4              Within fourteen (14) days after the Court’s entry of the Preliminary Approval Order, UDF IV shall cause the Stipulation and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and publish the Short-Form Notice once in Investor's Business Daily. The SEC filing will be accessible via a link on the “Investors” page of http://www.udfonline.com, the address of which shall be contained in the Settlement Notice. UDF IV shall pay all reasonable expenses incurred in the publishing of the Settlement Notice (and to the extent ordered by the Court, mailing or filing the Settlement Notice).

1.5               Plaintiff will also request that forty-five (45) days after the Settlement Notice is given, the Court hold a joint hearing in the action (the “Settlement Hearing”) to consider and determine whether the Order Approving Derivative Settlement and Order of Dismissal with Prejudice and the Judgment to be rendered by the Court in the action upon its final approval of the settlement (“Final Approval Order and Judgment”), substantially in the form of Exhibit C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; and (b) dismissing with prejudice the action against Defendants.

2.       Releases

2.1               Pursuant to the Final Approval Order and Judgment, as defined in Section 1.5, upon the Effective Date, as defined in Section 4.1, the Plaintiff (acting on his own behalf and on behalf of UDF IV) and each UDF IV shareholder shall have, and by operation of the Final Approval

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Order and Judgment shall be deemed to have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Released Claims, as defined in Section 2.2, including Unknown Claims, as defined in Section 2.5, against the Released Persons, whether acting alone or in concert with others. Nothing herein shall in any way impair or restrict the rights of any Settling Party or any other Released Person to enforce the terms of this Stipulation or the Settlement.

2.2              “Released Claims” mean any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, of every nature and description whatsoever, known or unknown, that have been, or could have been asserted in Plaintiff’s action, or any putative derivative action on behalf of UDF IV against any Released Persons, either acting alone or in concert with others, based on acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint, through and including the date of execution of this Stipulation, as well as any claim based upon, stemming from or related to any future indemnification arising from such facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint; except that “Released Claims” shall not include (a) any claims by or on behalf of UDF IV against any insurance carrier which has issued a policy of insurance covering claims against directors and/or officers of UDF IV, (b) the right to enforce this Stipulation or the Settlement, including the award of fees and expenses referenced herein in Section 3, and (c) any of the claims asserted in the UDF Class Action Litigation.

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2.3              “Released Persons” means each Defendant and each of a Defendant’s past, present or future trustees, directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, heirs, and any member of his or her immediate family, or any trust of which that person is a settlor or which is for the benefit of that person and/or member(s) of that person’s family. Without in any way limiting the foregoing, Released Persons shall include: UMTH General Services, L.P., UMTH Land Development, L.P., UDF Holdings, L.P., UDFH General Services, L.P., UDFH Land Development, L.P., United Mortgage Trust, UMT Services, Inc., UMT Holdings, L.P., United Development Funding, L.P., United Development Funding, Inc., United Development Funding II, Inc., United Development Funding, III L.P., United Development Funding IV, United Development Funding V, United Development Funding, X, Inc., Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Eustace Mita, Todd Etter, Cara D. Obert, Stacey H. Dwyer, Melissa H. Youngblood, Scot W. O’Brien, David A Hanson, Michael K. Wilson, Ben L. Wissink, and J. Brandon Jester.

2.4               Pursuant to the Final Approval Order and Judgment, as defined in Section 1.5, upon the Effective Date, as defined in Section 4.1, each of the Defendants, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall have, and by operation of the Final Approval Order and Judgment shall be deemed to have, released and forever discharged, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Settled Defendants’ Claims,” defined as any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected,

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disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, relating to or arising from or by virtue of the institution, prosecution or settlement of this action, that have been or could have been, or in the future can or might be, asserted by any Defendant in any court, tribunal, or proceeding by any Defendant against Plaintiff and all other UDF IV shareholders and their counsel; provided, however, that the Settled Defendants’ Claims shall not include any claims to enforce this Stipulation or the Settlement.

2.5               The Released Claims and the Settled Defendants’ Claims shall include “Unknown Claims.” The phrase “Unknown Claims” means any claim that UDF IV, Plaintiff or any other UDF IV shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, and any Settled Defendants’ Claims that any Defendant or any other Released Person does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff and all other UDF IV shareholders and Plaintiff’s Counsel, which, if known, might have affected the decision to enter into the Settlement. “Unknown Claims” includes, but is not limited to, any claims based on or relating to in any way to the investigations by the U.S. Securities and Exchange Commission and the U.S. Department of Justice, as discussed in paragraphs 7 and 57-59 of Plaintiff’s Complaint, and/or any settlement, lawsuit, allegations, or charges resulting from either of those investigations. With respect to Unknown Claims, the Settling Parties each expressly waive any and all provisions, right, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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The Settling Parties each shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542.

The Settling Parties each acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part. Nothing herein shall, however, bar any action or claim to enforce the terms of this Stipulation or the Final Approval Order and Judgment. The Settling Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention to fully, finally, and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, heretofore exist, or may hereafter exist, and without regard to the subsequent discovery of such additional or different facts.

2.6              The Settling Parties will seek entry of the Final Approval Order and Judgment by the Court, dismissing the Actions with prejudice and barring the Released Claims.

2.7               Notwithstanding anything stated anywhere herein, Defendants are not releasing any claims arising from or relating to the claims set forth in United Development Funding, L.P. et al. v.   J. Kyle Bass et al., Dallas County Court No. CC-17-06253-B (filed November 28, 2017), and nothing herein shall be interpreted as limiting or affecting Defendants’ claims in that action in any way, as it currently exists or as it may be amended.

3.              Plaintiff’s Counsel’s Attorneys’ Fees and Reimbursement of Expenses

3.1              Plaintiff’s counsel shall apply to the Court for an award of attorneys’ fees and reimbursement of expenses to be paid from the Settlement Fund. Defendants shall not oppose Plaintiff’s application for such fee and expense award provided that Plaintiff does not seek an amount in excess of six hundred fifty thousand dollars ($650,000). Any failure by the Court to

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approve the amount of such fees, or the incentive awards referenced in Section 3.7 hereof, shall not affect the validity of the terms of this Stipulation or the Settlement.

3.2               Within seven (7) days after the payment of the Monetary Contribution into the Settlement Fund as described in Section 1.1 above, UDF IV shall pay or cause to be paid to Plaintiff’s counsel from the Settlement Fund the fees and expenses awarded by the Court (the “Fee and Expense Award”), notwithstanding the existence of any timely filed objections to the award, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.

3.3               Payment of the Fee and Expense Award shall constitute final and complete payment for Plaintiff’s attorneys’ fees and reimbursement of expenses that have been incurred or will be incurred in connection with the action and resolution of the derivative claims asserted in the action.

3.4              Upon payment of the Fee and Expense Award by or on behalf of UDF IV, the balance of the Settlement Fund shall become released from escrow and available for use by UDF IV for any purpose permissible under Section 1.1.

3.5              The fees and expenses paid hereunder shall be subject to the joint and several obligation of Plaintiff’s counsel to refund within twenty-one (21) days all amounts received (less any portion of the Fee and Expense Award as is finally determined to be payable to Plaintiff’s counsel) if, as a result of any proceeding or successful collateral attack, the Fee and Expense Award is modified, reduced or reversed, if the award does not become final, if the Settlement itself is voided by any party as provided herein or by the terms of the Settlement, or if the Settlement or the Final Approval Order and Judgment is later vacated or reversed by any court of competent and valid jurisdiction.

3.6              Plaintiff’s counsel shall be responsible for allocating the Fee and Expense Award amongst themselves and any other additional counsel in their sole discretion, and in consultation

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with their respective clients; provided, however, that no additional counsel representing a UDF IV shareholder who has filed a State Derivative Action or other separate putative derivative action on behalf of UDF IV based on acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint shall receive any allocation of fees or expenses until such counsel dismisses such separate action with prejudice. Plaintiff and his counsel may not cancel or terminate the Stipulation or the Settlement based on the Court’s or any appellate court’s ruling with respect to attorneys’ fees and expenses. Defendants shall have no responsibility for, or liability with respect to, the allocation among any counsel for UDF IV shareholders of any award of fees and expenses that the Court may make, and Defendants take no position with respect to such matters.

3.7             Based on the results of the action, Plaintiff’s counsel reserves the right to request Court approval for a limited incentive award for Plaintiff, in an amount not to exceed $2,500 in total, which, subject to Court approval, shall be paid out of the Fee and Expense Award. Defendants take no position on the request for or approval of this award.

4.              Conditions of Settlement and Effect of Disapproval, Cancellation, or Termination

4.1             The Effective Date of the Stipulation and Settlement shall mean the first date by which all of the events and conditions specified in this Section 4.1 have been met and have occurred. The Effective Date, the Stipulation and the Settlement shall be conditioned on the occurrence of all of the following events:

(a)               entry by the Court of the Preliminary Approval Order;

(b)               final Court approval of the Settlement following notice to UDF IV Shareholders and the final Settlement Hearing;

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(c)              dismissal with prejudice of the action, Evans v. Greenlaw, et al., No. 3:16-cv-00635-M (N.D. Tex.);

(d)              entry of the Final Approval Order and Judgment; and

(e)              the Final Approval Order and Judgment has not been reversed, vacated, or modified and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process, or because of expiration of the time period for seeking appellate review.

4.2              If any of the conditions specified in Section 4.1 is not met, then Plaintiff and Defendants each shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so, through counsel, to all other Settling Parties hereto within thirty (30) days of the failure of a condition specified in Section 4.1.

4.3              In the event that any of the conditions set forth in Section 4.1 is not met, or the Stipulation is not approved, or is otherwise terminated for any reason:

(a)              the Settling Parties shall be restored to their respective positions in the action as of the date before the MOU was fully executed;

(b)              the refund provided for in Section 3.5 shall be made in accordance with the terms of such Section; and

(c)              this Stipulation and any related Settlement documents shall be null and void, of no force and effect, and nothing herein shall be deemed to prejudice the position of any of the parties or any Released Persons with respect to this action or otherwise, and neither the existence of this Stipulation nor the facts of its existence nor any of the terms thereof shall be admissible in evidence or shall be referred to for any purpose in the action or in any other litigation.

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5.              Miscellaneous Provisions

5.1              With respect to any press or public statements, the Settling Parties agree that words to the following effect will be utilized to describe the resolution: the matter was resolved to both sides’ mutual satisfaction with no admissions of liability or wrongdoing.

5.2              The Settling Parties: (a) acknowledge that it is their intent to consummate this agreement to the fullest extent possible; and (b) agree to cooperate to the fullest extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

5.3               The Settling Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the action and any other putative derivative action brought on behalf of UDF IV based on acts and/or omissions in connection with, arising out of, or relating to, the Released Claims. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense.

5.4              Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants or any Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or any Related Persons in any proceeding of any nature. The Trust, any of the Individual Defendants, or any Released Person may file this Stipulation and/or the Final Approval Order and Judgment in any action that has been or may be brought against him, her, or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

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5.5              The exhibits to this Stipulation (“Exhibits”) are a material and integral part hereof and are fully incorporated herein by this reference.

5.6              The Stipulation may be amended or modified prior to preliminary approval by the Court only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

5.7              This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties, and no representations, warranties, or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear his, her, or its own costs.

5.8              In construing the Stipulation and Exhibits, no presumption shall be made against any of the Settling Parties on the basis that it was the drafter of the Stipulation.

5.9              Each counsel or other person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such person has the full authority to do so.

5.10          Plaintiff represents and warrants that he is a current UDF IV shareholder and has not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under or arising out of any of the claims being settled or released herein.

5.11          The Stipulation may be executed by one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

5.12          The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons. Notwithstanding the foregoing, in the event that UDF IV merges with or is acquired by a successor entity, and the Trust is not the

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surviving entity post-merger or acquisition, then such surviving entity shall not be bound to adhere to or continue the Corporate Governance Measures.

5.13           The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

5.14           This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed in the State of Texas, and the rights and obligations of the Settling Parties hereunder shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State’s choice of law principles, except any rights and obligations arising under or by virtue of the adoption or implementation of the Corporate Governance Measures, which shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Maryland without giving effect to that State’s choice of law principles.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed,

by their duly authorized attorneys, dated as of December 21, 2017.

Dated: December 21, 2017	LEVI & KORSINSKY, LLP

s/ Adam M. Apton

Adam M. Apton (admitted pro hac vice) aapton@zlk.com
1101 30th Street N.W., Suite 115 Washington, D.C. 20007
Tel: (202) 524-4290
Fax: (202) 333-2121

Attorneys for Plaintiff Richard Evans

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Dated: December 21, 2017	K&L GATES LLP

s/ John R. Hardin
John R. Hardin
john.hardin@klgates.com
1717 Main Street, Suite 2800
Dallas, Texas 75201
Telephone: (214) 939-5500
Facsimile: (214) 939-5849

John W. Rotunno (admitted pro hac vice)
john.rotunno@klgates.com
Paul J. Walsen (admitted pro hac vice)
paul.walsen@klgates.com
70 West Madison Street, Suite 3100
Chicago, Illinois 60602-4207
Telephone: (312) 372-1121
Facsimile: (312) 827-8000

Attorneys for Nominal Defendant United
Development Funding IV and Defendants UMTH
General Services, L.P., UMTH Land
Development, L.P., Phillip K. Marshall, J. Heath
Malone, and Steven J. Finkle

Dated: December 21, 2017	BURLESON, PATE & GIBSON LLP

s/ Michael P. Gibson
Michael P. Gibson
mgibson@bp-g.com
Camille Knight
cknight@bp-g.com
900 Jackson Street, Suite 330
Dallas, Texas 75202
Telephone: (214) 871-4900
Facsimile: (214) 871-7543

Attorneys for Defendant Hollis M. Greenlaw

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Dated: December 21, 2017	LOCKE LORD LLP

s/ Paul E. Coggins
Paul E. Coggins
pcoggins@lockelord.com
Kip Mendrygal
kmendrygal@lockelord.com
2200 Ross Avenue, Suite 2800
Dallas, TX 75201
Telephone: 214-740-8104

Attorneys for Defendant John R. Ray

Dated: December 21, 2017	FITZPATRICK, HAGOOD, SMITH & UHL,
LLP

s/ Michael J. Uhl
Michael J. Uhl
muhl@fhsulaw.com
R. Ritch Roberts, III
rroberts@fhsulaw.com
2515 McKinney Avenue, Suite 1400
Dallas, TX 75201
Tel. 214-237-0900
Fax. 214-237-0901

Attorneys for Defendant Todd Etter

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EXHIBIT “A”

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POLICIES AND PROCEDURES REGARDING

RELATED PERSON TRANSACTIONS

OF

UNITED DEVELOPMENT FUNDING IV

General Policy

The Code of Business Conduct and Ethics of United Development Funding IV (the "Company") prohibits officers, trustees, and employees of the Company from engaging in transactions that constitute personal conflicts of interest. Further, the Company shall disclose information regarding Related Person Transactions (as defined herein) that is required to be disclosed by the Company pursuant to regulations promulgated by the United States Securities and Exchange Commission (the "SEC"), in its proxy statement, Annual Report on Form 10~K, and other filings made with the SEC where the amount involved in the Related Person Transaction at issue exceeds $120,000. The policies and procedures set forth herein are designed to allow the Company to (a) review, approve or ratify personal conflicts of interest as they pertain to Related Persons (as defined herein) and (b) comply with the disclosure obligations set forth above.

Definitions

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Executive Officer'' has the meaning ascribed to such term in Rule 3b-7 promulgated under the Exchange Act.

"Immediate Family Member'' means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in~law or sister-in-law of a trustee, trustee nominee, Executive Officer, or Significant Shareholder (as defined herein) of the Company and any person (other than a tenant or employee) sharing the household of such trustee, trustee nominee, Executive Officer, or Significant Shareholder of the Company.

"Related Person" means any trustee, trustee nominee, former trustee who left the Board within the previous twelve (12) months, Executive Officer, or Significant Stockholder of the Company and any Immediate Family Member of any such person, together with any person who was in any of such categories at any time within the previous twelve (12) months, including where the status as a Related Person arose after a transaction was entered into so long as the transaction continued after the person became a Related Person. A Related Person also includes all UDF IV affiliates, advisors, and managers.

"Related Person Transaction" means: (i) a consummated or currently proposed transaction, including any indebtedness or a guarantee of indebtedness, in which the Company was or is to be a participant, the amount involved exceeds $120,000, and the Related Person had or will have a direct or indirect material interest, including but not limited to Loan Participation Interest transactions and Notes Receivable transactions.

Notwithstanding the foregoing, a Related Person Transaction does not include:

•	The payment of compensation by the Company to an Executive Officer or trustee of the Company; or

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•	A transaction in which the interest of the Related Person arises solely from ownership of a class of securities of the Company where all holders of that class of securities receive the same benefit, on a pro-rata basis, from the transaction.

A Related Person is not deemed to have a material interest in a transaction in the ordinary course of the Company's business if that Related Person's interest arises only from:

•	The Related Person's position as a trustee of another party to the transaction;

•	The ownership by such Related Person and all other Related Persons, in the aggregate, of less than a 5% equity interest in another person or entity (other than a partnership) that is a party to the transaction;

•	Both such a Related Person's position as a trustee and such Related Person's ownership interest, as set forth above; or

•	Such Related Person's position as a limited partner in a partnership in which such Related Person and all other Related Persons, in the aggregate, hold an interest of less than 5%, provided that such Related Person is not a general partner of, and does not hold another position in, the partnership.

"Required Information" means:

•	The name of the Related Person and, if he or she is an Immediate Family Member, the nature of such Immediate Family Member's relationship with the trustee, trustee nominee, Executive Officer, or Significant Shareholder of the Company;

•	The Related Person's interest in the transaction, including the Related Person's position(s) or relationship(s) with, or ownership of, a firm, corporation, or other person or entity that is a party to, or has an interest in the transaction;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the Related Person'sinterest in the transaction; and

•	In the case of indebtedness, the largest total amount of principal outstanding since the beginning of the Company last fiscal year, the amount of principal outstanding as of the last practicable date, the amount of principal paid since the beginning of the Company last fiscal year and the rate or amount of interest payable on the indebtedness.

"Significant Stockholder'' means any beneficial owner of more than 5% of any class of the Company's voting securities.

Procedures

Each trustee, trustee nominee, and Executive Officer of the Company shall disclose to the Audit Committee of the Board of Trustees of the Company (the "Audit Committee") and the Chief Compliance Officer the Required Information relating to any Related Person Transaction to

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which such trustee, trustee nominee, Executive Officer, or any Immediate Family Member of such any individual, is a party, for review, approval or ratification by the Audit Committee. Such disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the Related Person Transaction is consummated, but in any event as soon as practicable after the trustee, trustee nominee or Executive Officer becomes aware of the Related Person Transaction. Such disclosure by the Audit Committee should be updated for any material changes. Further, each trustee and Executive Officer of the Company shall fully complete the questionnaire sent at least annually by the Company to such individual and shall disclose the Required Information with regard to any proposed Related Person Transaction or any Related Person Transaction consummated since the beginning of the Company's last fiscal year. It is incumbent on each Related Person to promptly notify the Company of any potential Related Person Transaction on a real time basis and any change in his or her family, employment, investment or other relationships that might result in a Related Person Transaction. Any trustee, trustee nominee, or Executive Officer of the Company who becomes aware of a Related Person Transaction between the Company and Significant Stockholder shall, as soon as practicable, disclose to the Audit Committee the Required Information with respect to such Related Person Transaction. At the time the Company becomes aware of a security holder's status as a beneficial owner of more than 5% of any class of the Company's voting securities, and annually thereafter for so long as such ownership status is maintained, the Company shall request information from such security holder as the Company deems necessary and prudent to identify potential Related Persons Transactions. All requirements in this paragraph requiring timely and accurate reporting to the Audit Committee are mandatory. The Audit Committee shall consider appropriate remedial or disciplinary action for any failures to adhere to these requirements.

No Related Person Transaction shall be consummated unless the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth herein. Trustees who are either employed by UDF IV or one of its affiliates, or potentially stand to benefit materially from a Related Person Transaction under consideration, are excluded from consideration and approval of the transaction and must recuse themselves from all decisions related thereto. In determining whether or not to approve or ratify a Related Person Transaction, the Audit Committee shall consider (a) the relevant facts and circumstances of the Related Person Transaction, including if the Related Person Transaction is on terms no less favorable to the Company than those that could be obtained in arm's length dealings with an unrelated third-party, (b) the extent of the Related Person's interest in the Related Person Transaction, (c) whether the Related Person Transaction contravenes the conflict of interest and corporate opportunity provisions of the Company's Code of Business Conduct and Ethics, (d) the input of the Chief Financial Officer and Chief Compliance Officer following due consultation, (e) whether the relationship underlying the Related Person Transaction at issue is believed to serve the best interest of the Company and its stockholders, and (f) the effect that a trustee's Related Person Transaction may have on such trustee's status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC rules and applicable stock exchange listing standards. As a condition of its approval of the Related Person Transaction, the Audit Committee may impose such terms and conditions as it deems appropriate on the Company or the Related Person.

In addition to the foregoing, all Executive Officers, Trustees, and Significant Stockholders will receive training on the Company's Code of Business Conduct and Ethics (the "Code") annually. Each Executive Officer, Trustee, and Significant Stockholder will certify that the required training has been received and, at that time, submit to the Company's Chief Compliance Officer a conflict of interest statement identifying all material relationships that could give rise to a conflict

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of interest between himself and the Company. The Chief Compliance Officer will certify annually to the Audit Committee that all Executive Officers, Trustees, and Significant Stockholders have received training on the Company's Code and have completed a conflict of interest statement.

No trustee shall participate in, or be present for, any decision concerning a Related Person Transaction as to which he or she is a Related Person (except that the trustee shall provide the Required Information regarding the Related Person Transaction to the Audit Committee).

In the event the Company becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under this policy:

•	If the transaction is pending or ongoing, it will be submitted to the Audit Committee or, where it is not practicable for the Company to wait until the next Audit Committee meeting, to the Chair of the Audit Committee promptly, and the Audit Committee or Chair, with consultation with the Chief Financial Officer and Chief Compliance Officer, shall consider all of the relevant facts and circumstances. Based on the conclusions reached, the Audit Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

•	If the transaction is completed, the Audit Committee or, where it is not practicable for the Company to wait until the next Audit Committee meeting, the Chair of the Audit Committee, with consultation from the Chief Financial Officer and Chief Compliance Officer, shall evaluate the transaction to determine if rescission of the transaction is appropriate. In addition, the Audit Committee must evaluate the Company's controls and procedures to ascertain the reasons the transaction was not identified as a Related Person Transaction, and whether any changes to these procedures are recommended.

All Related Person Transactions that are required to be disclosed in the Company's filings with the Securities and Exchange Commission, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations. The material features of this policy shall be disclosed in the Company's annual report on Form 10-K or in the Company's proxy statement, as required by applicable laws, rules, and regulations.

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Exhibit B

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

RICHARD EVANS, derivatively on behalf of UNITED DEVELOPMENT FUNDING IV,

Plaintiff,

-against-

HOLLIS M. GREENLAW, PHILIP K. MARSHALL, J. HEATH MALONE, STEVEN J. FINKLE, JOHN R. RAY, TODD ETTER, UMTH GENERAL SERVICES, L.P., and UMTH LAND DEVELOPMENT, L.P.,

Defendants,

-and-

UNITED DEVELOPMENT FUNDING IV,

Nominal Defendant.

Case No.: 3:16-cv-00635-M

ORDER PRELIMINARILY APPROVING

SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the Settling Parties have made application, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the settlement of the above-captioned action, in accordance with a Stipulation of Settlement dated December 21, 2017 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal of this action with prejudice, upon the terms and conditions set forth therein; (ii) approving the form and content of the Settlement Notice for publication; and (iii) setting a hearing for final approval of the Settlement;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

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WHEREAS, the Court having considered the Stipulation and the exhibits annexed thereto and having heard the argument of the Settling Parties at the preliminary hearing,

NOW THEREFORE, IT IS HEREBY ORDERED:

1.                  The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of this action.

2.                  The Settlement Hearing shall be held before this Court on ___________________at ____ a.m./p.m. to determine: (i) whether the Settlement of this action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to UDF IV and Current UDF IV shareholders, and should be finally approved by the Court; (ii) whether the Final Approval Order and Judgment as provided in Section 1.5 of the Stipulation and attached as Exhibit C thereto should be entered herein; and (iii) whether the Fee and Expense Award (as defined in Section 3.2 of the Stipulation) should be awarded to Plaintiff’s counsel.

3.                  The Court approves, as to form and content, the Long-Form Notice and Short-Form Notice attached as Exhibits B-1 and B-2 to the Stipulation and finds that the posting and publishing of such notices, substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons entitled thereto.

4.                  Within fourteen (14) days following entry of this Order, UDF IV shall cause the Short-Form Notice to be published in Investor’s Business Daily.

5.                  Within fourteen (14) days following entry of this Order, UDF IV shall cause the Stipulation and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or

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other appropriate filing, which will be accessible via a link on the “Investors” page of http://www.udfonline.com, the address of which shall be contained in the Settlement Notice. Long-Form Notice and the Stipulation.

6.                  At least thirty-five (35) days prior to the Settlement Hearing, Plaintiff shall serve on counsel in the action and file with the Court its papers in support of final approval of the Settlement and its application for the Fee and Expense Award, together with any brief and other papers in support thereof.

7.                  At least twenty-one (21) days prior to the Settlement Hearing, Defendants shall serve on counsel in the action and file with the Court their opposition to Plaintiff’s motions for final approval of the settlement and the Fee and Expense Award, if any, together with any brief and other papers in support thereof.

8.                  At least ten (10) days prior to the Settlement Hearing, UDF IV shall serve on counsel in the action and file with the Court proof, by affidavit or declaration, of the publication of the Settlement Notice.

9.                  All UDF IV shareholders shall be bound by all orders, determinations, and judgments in this action concerning the Settlement, whether favorable or unfavorable to UDF IV shareholders.

10.                Pending final determination of whether the Settlement should be approved, no UDF IV shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Individual Defendants or UDF IV, or derivatively on behalf of UDF IV, any action or proceeding in any court or tribunal asserting any of the Released Claims.

11.                Any UDF IV shareholder may object or appear and show cause, if he she or it has any concern, that the Settlement of the action should not be approved as fair, reasonable, and

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adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be awarded to Plaintiff’s counsel; provided, however, unless otherwise ordered by the Court, that no UDF IV shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award to Plaintiff’s counsel unless that shareholder has, at least twenty-one (21) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of UDF IV common stock through the date of the Settlement Hearing, including the number of shares of UDF IV common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a UDF IV shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance and objection; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing, together with a statement of the subjects of their testimony. If a UDF IV shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail), upon each of the following thereof:

LEVI & KORSINSKY, LLP

Adam M. Apton

1101 30th Street N.W., Suite 115

Washington, D.C. 20007

Tel: (202) 524-4290

Fax: (202) 333-2121

Attorney for Plaintiff Richard Evans

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K&L GATES LLP

John W. Rotunno

Paul J. Walsen

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attorneys for Nominal Defendant United Development Funding IV and Defendants UMTH General Services, L.P., UMTH Land Development, L.P., Phillip K. Marshall, J. Heath Malone, and Steven J. Finkle

BURLESON, PATE & GIBSON LLP

Michael P. Gibson

Camille Knight

900 Jackson Street, Suite 330

Dallas, Texas 75202

Telephone: (214) 871-4900

Facsimile: (214) 871-7543

Attorneys for Defendant Hollis M. Greenlaw

LOCKE LORD LLP

Paul E. Coggins

Kip Mendrygal

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Telephone: 214-740-8104

Attorneys for Defendant John R. Ray

FITZPATRICK, HAGOOD, SMITH & UHL, LLP

Michael J. Uhl

R. Ritch Roberts, III

2515 McKinney Avenue, Suite 1400

Dallas, TX 75201

Tel. 214-237-0900

Fax. 214-237-0901

Attorneys for Defendant Todd Etter

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

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Clerk of the Court

United States District Court

1100 Commerce Street, Room 1452

Dallas, TX 75242

12.              Any UDF IV shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation, or to the Fee and Expense Award to Plaintiff’s counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given pursuant thereto.

13.              The Settling Parties’ responses to objections, if any, by UDF IV stockholders, and the Plaintiff’s reply brief in support of their application for the Fee and Expense Award, if any, shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

14.              Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Individual Defendants or the Released Persons; or (b)   is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Individual Defendants, or the Released Persons in any proceeding of any nature. UDF IV, any of the Individual Defendants, or any Released Person may file this Stipulation and/or the Judgment in any action that has been or may be brought against him, her, or it in order to support a request for a stay of any such action or a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith

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settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

15.              The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to UDF IV stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

16.              The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties and approved by the Court, if appropriate, without further notice to UDF IV shareholders.

IT IS SO ORDERED.

DATED:
THE HONORABLE BARBARA M.G. LYNN
UNITED STATES DISTRICT JUDGE

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Exhibit B-1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

RICHARD EVANS, derivatively on behalf of UNITED DEVELOPMENT FUNDING IV,

Plaintiff,

-against-

HOLLIS M. GREENLAW, PHILIP K. MARSHALL, J. HEATH MALONE, STEVEN J. FINKLE, JOHN R. RAY, TODD ETTER, UMTH GENERAL SERVICES, L.P., and UMTH LAND DEVELOPMENT, L.P.,

Defendants,

-and-

UNITED DEVELOPMENT FUNDING IV,

Nominal Defendant.

Case No.: 3:16-cv-00635-M

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT of derivative

litigation and hearing

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TO:	ALL OWNERS OF UNITED DEVELOPMENT FUNDING IV COMMON STOCK AS OF DECEMBER 21, 2017

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF

THIS SHAREHOLDER DERIVATIVE LITIGATION.

YOUR RIGHTS MAY BE AFFECTED.

YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) of the above-captioned litigation (the “Action”), and of certain other matters described below, has been reached between Plaintiff, on behalf of United Development Funding IV (“UDF IV” or the “Company”), and the Defendants in the Action, as set forth in a Stipulation of Settlement dated as of December 21, 2017 (the “Stipulation”), subject to final Court approval of the proposed Settlement at a hearing contemplated by the Stipulation (the “Settlement Hearing”).

This notice has been disseminated pursuant to an Order of the United States District Court for the Northern District of Texas (the “Court”). The Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Office of the Clerk of the United States District Court for the Northern District of Texas, 1100 Commerce Street, Dallas, TX 75242, during regular business hours of each business day. A copy of the Stipulation also is available at http://www.udfonline.com/.

You have the right to object to the Settlement in the manner provided in this Notice. If you fail to object in the manner provided at least twenty-one (21) days before the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

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This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

I.	DEFINITIONS USED IN THIS NOTICE

1.                  “Action” means the above-captioned action, Evans v. Greenlaw, et al., No. 3:16-cv-00635-M (N.D. Tex.).

2.                  “Current UDF IV Shareholder” means persons who owned UDF IV common stock as of December 21, 2017, and who continue to hold their UDF IV common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and trustees of UDF IV, members of their immediate families and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

3.                  “Defendants” means, collectively, nominal defendant UDF IV and the Individual Defendants.

4.                  “Effective Date” means the first date by which all of the events and conditions specified in Section 4.1 of the Stipulation have been met and have occurred.

5.                  “Fee and Expense Award” means the award of attorneys’ fees and reimbursement of expenses incurred in the Action for which Plaintiff’s intends to make an application to the Court, as defined below, for and in recognition of the benefit conferred on UDF IV by the Monetary Contribution made to UDF IV on behalf of certain of the Individual Defendants and the agreed-upon Corporate Governance Measures described in summary form below (and in detail in Section 1.2 of the Stipulation), and which the Defendants reserve the right to oppose.

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6.               “Individual Defendants” means, collectively, Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Todd Etter, UMTH General Services, L.P., and UMTH Land Development, L.P.

7.               “Judgment” or “Final Approval Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached as Exhibit C to the Stipulation, or as modified pursuant to the agreement of the Settling Parties.

8.               “Plaintiff” mean Richard Evans, derivatively on behalf of UDF IV.

9.               “Plaintiff’s Counsel” means Levi & Korsinsky, LLP.

10.             “Released Persons” means each Defendant and each of a Defendant’s past, present or future trustees, directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, heirs, and any member of his or her immediate family, or any trust of which that person is a settlor or which is for the benefit of that person and/or member(s) of that person’s family. Without in any way limiting the foregoing, Released Persons shall include: UMTH General Services, L.P., UMTH Land Development, L.P., UDF Holdings, L.P., UDFH General Services, L.P., UDFH Land Development, L.P., United Mortgage Trust, UMT Services, Inc., UMT Holdings, L.P., United Development Funding, L.P., United Development Funding, Inc., United Development Funding II, Inc., United Development Funding, III L.P., United Development Funding IV, United Development Funding V, United Development Funding, X, Inc., Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Eustace Mita, Todd Etter, Cara D. Obert, Stacey H. Dwyer, Melissa H. Youngblood, Scot W. O’Brien, David A Hanson, Michael K. Wilson, Ben L. Wissink and J. Brandon Jester.

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11.               “Settling Parties” means, collectively, Plaintiff, derivatively on behalf of UDF IV, and the Defendants.

II.	THE ACTION

On March 4, 2016, Plaintiff filed a verified complaint against the Defendants in the United States District Court for the Northern District of Texas, styled Evans v. Greenlaw, et al., No. 3:16-cv-00635-M (the “Complaint”). The Complaint alleges three causes of action—breach of fiduciary duty, unjust enrichment, and aiding and abetting the purported breaches of fiduciary duty. Plaintiff alleges that UDF IV’s Board of Trustees (the “Board”) had allowed UDF IV to engage in related-party transactions in violation of UDF IV’s related-party transaction policy in ways that were detrimental to UDF IV. Plaintiff also alleged that the Board’s asserted lack of oversight resulted in UDF IV operating in a manner similar to that of a “Ponzi” scheme, and that UDF IV’s Board had allowed UDF IV’s loan portfolio to become overly concentrated with a limited number of borrowers. In addition, Plaintiff alleged that UMTH General Services, L.P. and UMTH Land Development, L.P. received fees to which they are not entitled.

On May 2, 2016, certain of the Defendants filed motions to dismiss the Complaint on the ground that that Plaintiff lacks standing to sue derivatively, having failed to afford the Board an adequate opportunity to evaluate and respond to his pre-suit demand or, in the alternative, on the ground that the Complaint fails to state a claim upon which relief can be granted.

On May 17, 2016, Plaintiff and Defendants filed a joint motion to stay the proceedings pending the conclusion of a consolidated securities class action pending before the Court styled In re United Development Funding IV Securities Litigation, No. 3:15-cv-4030-M (the “Consolidated Securities Action”).

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On November 9, 2016, Plaintiff and Defendants attended an in-person mediation in Fort Worth, Texas, before David R. Seidler, Esq. The mediation was unsuccessful, but negotiations continued thereafter. In or around August 2017, Plaintiff and Defendants engaged in informal discovery, including an interview of Timothy McCormick of the law firm Thompson & Knight LLP, independent counsel for the Audit Committee of UDF IV, which had been commissioned previously to investigate allegations such as those included in Plaintiff’s pre-suit demand and Complaint. During the interview, Mr. McCormick discussed the Audit Committee’s investigation of these allegations, provided information on number of relevant topics, and responded to questions posed by Plaintiff’s counsel as well as by counsel for other shareholders who had filed other civil actions involving UDF IV. In addition to the interview with Mr. McCormick, UDF IV made available for review more than 170,000 pages of UDF IV’s documents comprising information about UDF IV’s operations, which were reviewed by Plaintiff’s counsel.

On September 15, 2017, Plaintiff served Defendants with a settlement demand tailored to the information obtained by Plaintiff during the informal discovery process described above. Following extended arm’s-length negotiations, Plaintiff and Defendants reached an agreement in principle to resolve this action. On November 30, 2017, the Settling Parties memorialized this agreement in principle by executing a Memorandum of Understanding and, on December 21, 2017, the Settling Parties executed the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants believe that Plaintiff’s claims are without merit, and deny any liability in connection with the action and the claims asserted by Plaintiff in the Complaint. The allegations of Hayman Capital Management, L.P. (“Hayman”), upon which Plaintiff’s allegations are based, are false. UDF has never operated as a Ponzi scheme or perpetrated a fraud, and believes it has

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always operated in accordance with strong corporate governance and oversight standards. Defendants recognize, however, that public confidence in UDF IV has been shaken by Hayman’s campaign of false accusations, and believe that the additional corporate governance and compliance procedures incorporated in the contemplated Settlement may assist in restoring public confidence by reaffirming that UDF IV welcomes thorough oversight of its business and operations. Defendants also recognize that the time and expense of continued litigation, and the distraction of UDF IV’s Board and management from the Trust’s business, is detrimental both to UDF IV and its shareholders. Because the contemplated Settlement will allow UDF IV to avoid the distraction and expense the defense of the Action through trial and, potentially, appeals would entail, Defendants believe that the Settlement is in the best interests of UDF IV and its shareholders. By agreeing to the contemplated Settlement, Defendants do not admit or concede the accuracy or sufficiency of any of the allegations in the Complaint in this or any other action, or any wrongdoing, liability or violations of any law whatsoever.

IV.	CLAIMS OF SHAREHOLDERS AND BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the action have merit. However, Plaintiff recognizes and acknowledges the risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and, potentially, through appeals. Plaintiff also has taken into account the uncertain outcome inherent in any litigation, as well as the difficulties and delays of such litigation. Plaintiff is mindful of the inherent problems of proof under, and possible defenses to, the claims asserted in the action. Plaintiff believes that the proposed Settlement set forth in this Stipulation confers benefits, through the provision of cash and adoption of corporate governance reforms and remedial measures, upon the Trust and its stockholders. Based on a thorough investigation and evaluation of the facts including the

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information obtained through the informal discovery process described above, and analysis of applicable law, Plaintiff has determined that the proposed Settlement is fair, reasonable, and adequate, and in the best interests of the UDF IV and its shareholders.

V.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Barbara M.G. Lynn on ___________________ at __:00 _.m. for the purpose of determining: (i) whether the Settlement is fair, reasonable, and adequate, and should be given final approval by the Court; (ii) whether a Judgment should be entered dismissing the Action with prejudice; and (iii) whether the Fee and Expense Award should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice to Current UDF IV Shareholders.

VI.	THE SETTLEMENT

The terms and conditions of the Settlement are fully set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the website http://www.udfonline.com/. The following is only a summary of its terms.

Plaintiff agreed to settle the Action in exchange for certain of the Individual Defendants causing one million five hundred thousand dollars ($1,500,000) to be paid under the applicable policy of insurance to be deposited into an escrow account for purposes of effecting the Settlement (the “Settlement Fund”). A portion of these funds shall be used to pay any attorneys’ fees awarded to Plaintiff (including, if any, any incentive award), and to implement the corporate governance measures set forth herein and/or for other corporate purposes, including payment of any award, judgment or settlement in connection with the Consolidated Securities Action and/or putative class action purporting to allege claims against UDF IV and other defendants under the

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Texas Securities Act styled Hay v. United Development Funding IV, et al., No. 4:16-cv-00188.O (the “Texas Securities Act Action,” and together with the Consolidated Securities Action, the “UDF Class Action Litigation”).

In addition to the cash payment, Defendants Greenlaw, Marshall, Malone, Finkle and Etter will cause UDF IV to implement a series of Corporate Governance Measures, including the following:

•	UDF IV will add an additional independent (as that term is defined under NASDAQ listing requirements) trustee to its Board. The new trustee will qualify as an “audit committee financial expert,” as defined by the SEC, and will have at least three years of relevant real estate experience at a public company. The new trustee will serve as Chairman of the Audit Committee;

•	UDF IV will appoint a qualified person to serve in the capacity of Chief Compliance Officer (“CCO”) for UDF IV and United Development Funding V, and potentially other affiliated entities, who will focus on overseeing compliance with local, state and federal laws, as well as Company policies. The CCO will have at least three (3) years relevant experience at a public company.

•	UDF IV’s CCO will oversee and (as necessary) develop a comprehensive legal compliance and ethics program (the “Compliance Program”) designed to evaluate, maintain and correct overall compliance with all federal and state laws and regulations in the Code of Business Conduct and Ethics (the “Code”).

•	UDF IV will implement revisions to its related party transaction policy. The revisions to the related party transaction policy are attached to the Stipulation as Exhibit A.

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•	The Audit Committee shall review, for each Significant Borrower (defined as a borrower that has aggregate borrowings across their affiliated companies in excess of 15% of UDF IV’s aggregate loan portfolio) transaction origination, a Closing Memorandum which describes the proposed transaction, the proposed loan or investment request (including amount, term and interest rate), proposed collateral, project overview, engineering due diligence and exit strategy analysis. The Audit Committee shall consider the Significant Borrower transaction in accordance with the Procedures pertaining to related party transactions set forth in the related party transaction policy.

•	UDF IV will ensure the accuracy of its accounting policy disclosures by, among other things, requiring senior internal accounting staff to work in concert with UDF IV’s independent auditor when describing UDF IV’s accounting policies in its annual reports (Form 10-K).

•	UDF IV’s Board (and each subcommittee) shall meet at least four times per year and shall maintain proper minutes accurately reflecting at an appropriate level of detail of Board discussions and resolutions.

•	Each trustee shall annually attend at least six hours of director continuing education programs, conferences or similar presentations as shall be approved by the Nominating and Governance Committee of the Board.

•	UDF IV will enhance the currently-existing “whistleblower” policy and update UDF IV’s employee handbook to reflect the enhanced policy. UDF IV shall keep a log of any reports of potential misconduct that are submitted pursuant to the whistleblower policy. Reports of violations will be logged and monitored by the CCO and responded

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to in accordance with the UDF IV’s compliance program (above). The CCO, after receiving “whistleblower” reports, will present the reports to the Audit Committee.

•	UDF IV will implement the agreed governance changes set forth herein for a period of three years following final Court approval of the Action.

Defendants acknowledge that the commencement, prosecution, and settlement of the Action were a significant factor in facilitating UDF IV’s continuing efforts to implement, reinforce, and enhance the Corporate Governance Measures described in the Stipulation.

The Settlement also provides for Plaintiff’s counsel to make an application to the Court for a Fee and Expense Award to be paid from the Settlement Fund. Defendants have agreed not to oppose the Fee and Expense Award provided that the application does not exceed six hundred fifty thousand dollars ($650,000). Plaintiff’s counsel also intends to request Court approval for an incentive award for Plaintiff in an amount not to exceed two thousand five hundred dollars ($2,500), which, subject to Court approval, shall be paid out of Fee and Expense Award. Defendants will take no position on the request for or approval of this award.

VII.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, Plaintiff will request a dismissal with prejudice of all claims asserted by Plaintiff on behalf of UDF IV against the Individual Defendants in the Action.

Pursuant to the Judgment, upon the Effective Date, the Plaintiff (acting on his own behalf and on behalf of UDF IV) and each UDF IV shareholder shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Released Claims,” defined as any and all manner of

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claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, of every nature and description whatsoever, known or unknown, that have been, or could have been asserted in Plaintiff’s action, or any putative derivative action on behalf of UDF IV against any Released Persons, either acting alone or in concert with others, based on acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint, through and including the date of execution of this Stipulation, as well as any claim based upon, stemming from or related to any future indemnification arising from such facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint; except that “Released Claims” shall not include (a) any claims by or on behalf of UDF IV against any insurance carrier which has issued a policy of insurance covering claims against directors and/or officers of UDF IV, (b) the right to enforce this Stipulation or the Settlement, including the award of fees and expenses referenced herein in Section 3, and (c) any of the claims asserted in the UDF Class Action Litigation.

Pursuant to the Judgment, upon the Effective Date, each of the Defendants, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall have, and by operation of the Judgment shall be deemed to have, released and forever discharged, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Settled Defendants’ Claims,” defined as any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits,

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costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, relating to or arising from or by virtue of the institution, prosecution or settlement of this action, that have been or could have been, or in the future can or might be, asserted by any Defendant in any court, tribunal, or proceeding by any Defendant against Plaintiff and all other UDF IV shareholders and their counsel; provided, however, that the Settled Defendants’ Claims shall not include any claims to enforce the Settlement, and provided further that, notwithstanding anything stated anywhere herein, Defendants are not releasing any claims arising from or relating to the claims set forth in United Development Funding, L.P. et al. v. J. Kyle Bass et al., Dallas County Court No. CC-17-06253-B (filed November 28, 2017), and nothing herein shall be interpreted as limiting or affecting Defendants’ claims in that action in any way, as it currently exists or as it may be amended.

The Released Claims and the Settled Defendants’ Claims shall include “Unknown Claims.” The phrase “Unknown Claims” means any claim that UDF IV, Plaintiff or any other UDF IV shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, and any Settled Defendants’ Claims that any Defendant or any other Released Person does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff and all other UDF IV shareholders and Plaintiff’s Counsel, which, if known, might have affected the decision to enter into the Settlement. “Unknown Claims” includes, but is not limited to, any claims based on or relating to in any way to the investigations by the U.S. Securities and Exchange Commission and the U.S. Department of Justice, as discussed in paragraphs 7 and 57-59 of Plaintiff’s Complaint, and/or any settlement, lawsuit, allegations, or charges resulting from either of those investigations. With respect to Unknown

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Claims, the Settling Parties each expressly waive any and all provisions, right, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties each shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542.

VIII.	THE FEE AND EXPENSE AWARD

Based on their view of the benefit conferred on UDF IV by the negotiated cash payment and corporate governance reforms, Plaintiff’s Counsel will apply to the Court for the Fee and Expense Award at the Settlement Hearing, which application Defendants have agreed not to oppose provided that the Fee and Expense Award does not exceed six hundred fifty thousand dollars ($650,000). Any failure by the Court to approve the amount of such fees or any incentive awards that Plaintiff’s counsel may seek on behalf of the Plaintiff shall not affect the validity of the terms of the Settlement. To date, Plaintiff’s counsel has neither received any payment for their services in conducting the Action, nor has counsel been reimbursed for their out-of-pocket expenses incurred. Plaintiff’s counsel believe that the Fee and Expense Award of six hundred fifty thousand dollars ($650,000) requested is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type. UDF IV shareholders are not personally liable for the Fee and Expense Award.

In addition, based on the results of the Action, Plaintiff’s counsel intends to seek Court approval for a limited incentive award for Plaintiff, in an amount not to exceed two thousand five

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hundred dollars $2,500 in total, which, subject to Court approval, shall be paid out of the Fee and Expense Award. Defendants take no position on the request for or approval of this award.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current UDF IV Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be awarded to Plaintiff’s counsel; provided, however, unless otherwise ordered by the Court, that no Current UDF IV Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award to Stockholders’ Counsel unless that stockholder has, at least twenty-one (21) calendar days prior to the Settlement Hearing (no later than ___________): (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of UDF IV common stock through the date of the Settlement Hearing, including the number of shares of UDF IV common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current UDF IV Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance and objection; and (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing, together with a statement of the subjects of their testimony. If a Current UDF IV Stockholder files a written objection and/or written notice of intent to appear, such stockholder also must simultaneously serve copies of such notice, proof, statement, and documentation, together with

Case 3:16-cv-00635-M	Document 53-3	Filed 12/21/17	Page 16 of 18	PageID 559

copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

LEVI & KORSINSKY, LLP

Adam M. Apton

1101 30th Street N.W., Suite 115

Washington, D.C. 20007

Tel: (202) 524-4290

Fax: (202) 333-2121

Attorney for Plaintiff Richard Evans

K&L GATES LLP

John W. Rotunno

Paul J. Walsen

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attorneys for Nominal Defendant United Development Funding IV and Defendants UMTH General Services, L.P., UMTH Land Development, L.P., Phillip K. Marshall, J. Heath Malone, and Steven J. Finkle

BURLESON, PATE & GIBSON LLP

Michael P. Gibson

Camille Knight

900 Jackson Street, Suite 330

Dallas, Texas 75202

Telephone: (214) 871-4900

Facsimile: (214) 871-7543

Attorneys for Defendant Hollis M. Greenlaw

LOCKE LORD LLP

Paul E. Coggins

Kip Mendrygal

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Telephone: 214-740-8104

Attorneys for Defendant John R. Ray

FITZPATRICK, HAGOOD, SMITH & UHL, LLP

Michael J. Uhl

R. Ritch Roberts, III

2515 McKinney Avenue, Suite 1400

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Dallas, TX 75201

Tel. 214-237-0900

Fax. 214-237-0901

Attorneys for Defendant Todd Etter

Any Current UDF IV Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Award to Plaintiff’s counsel but shall otherwise be bound by the judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, including, among other things: (1) entry of the requested Judgment by the Court; and (2) the expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the Actions as of the date before the Memorandum of Understanding was fully executed.

XI.	EXAMINATION OF PAPERS AND INQUIRIES

This notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action reference is made to the Stipulation which may be inspected at the Office of the Clerk of the United States District Court for the Northern District of Texas, 1100 Commerce Street, Dallas, TX 75242, during regular business hours of each business day. A copy of the Stipulation is also available at http://www.udfonline.com/.

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Any other inquiry regarding the Settlement or the Action should be addressed in writing to Plaintiff’s Counsel: Levi & Korsinsky, LLP, 1101 30th Street N.W., Suite 115 Washington, D.C. 20007, Attention: Adam M. Apton

PLEASE DO NOT CONTACT THE COURT, THE CLERK OF THE COURT OR UDF IV

REGARDING THIS NOTICE.

DATED: ____________	BY ORDER OF THE HONORABLE BARBARA M.G. LYNN

Case 3:16-cv-00635-M	Document 53-4	Filed 12/21/17	Page 1 of 4	PageID 562

Exhibit B-2

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

RICHARD EVANS, derivatively on behalf of UNITED DEVELOPMENT FUNDING IV,

Plaintiff,

-against-

HOLLIS M. GREENLAW, PHILIP K. MARSHALL, J. HEATH MALONE, STEVEN J. FINKLE, JOHN R. RAY, TODD ETTER, UMTH GENERAL SERVICES, L.P., and UMTH LAND DEVELOPMENT, L.P.,

Defendants,

-and-

UNITED DEVELOPMENT FUNDING IV,

Nominal Defendant.

Case No.: 3:16-cv-00635-M

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

TO:	ALL OWNERS OF UNITED DEVELOPMENT FUNDING IV COMMON STOCK AS OF DECEMBER 21, 2017

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned action (the “Action”) have entered into a Stipulation of Settlement (the “Stipulation”) to fully, finally, and forever resolve the issues raised in the Action (the “Settlement”).

PLEASE BE FURTHER ADVISED that pursuant to an Order of the United States District Court for the Northern District of Texas (the “Court”), a hearing (the “Settlement Hearing”) will be held on _________________, at __:00 _.m., before the Honorable Barbara M.G. Lynn for the purpose of determining: (a) whether the settlement of the Action pursuant to which UDF IV will receive a cash payment in the amount of one million five hundred thousand

Case 3:16-cv-00635-M	Document 53-4	Filed 12/21/17	Page 2 of 4	PageID 563

dollars ($1,500,000) and adopt certain corporate governance measures (as set forth in more detail in the Stipulation on file with the Court) should be finally approved by the Court as fair, reasonable, and adequate to UDF IV and UDF IV shareholders; (b) whether the Action should be dismissed with prejudice; and (c) whether Plaintiff’s counsel’s requested attorneys’ fees and reimbursement of expenses not to exceed six hundred fifty thousand dollars ($650,000) should be approved for payment from the proceeds of the Settlement.

If you are a UDF IV shareholder, your rights to pursue certain derivative claims on behalf of UDF IV and/or direct claims may be affected by the Settlement.

A detailed Notice of Pendency and Proposed Settlement of the Action (“Notice”) describing in greater detail the Action, the proposed Settlement, and the rights of UDF IV stockholders with regard to the Settlement is available on the website http://www.udfonline.com/. If you are a UDF IV shareholder and wish to receive a copy of the detailed Notice, you may obtain a copy by referring to this website. You may also find a copy of the Stipulation on this website.

A UDF IV shareholder wishing to assert an objection to the Settlement should, no later than twenty-one (21) days before _____________________, the date of the Settlement

Hearing:

1.                  file with the Clerk of the Court a written objection to the Settlement setting forth:

(a)  the nature of the objection; (b) proof of ownership of UDF IV common stock through the date of the Settlement Hearing, including the number of shares of UDF IV common stock and the date of purchase; and (c) any documentation in support of such objection; and

2.                  if a UDF IV shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must, in addition to the requirements of paragraph (1)

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above, file with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear; (b) a statement that indicates the basis for such appearance and objection; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing, together with a statement of the subjects of their testimony; and

3.                  if a UDF IV shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

LEVI & KORSINSKY, LLP

Adam M. Apton

1101 30th Street N.W., Suite 115

Washington, D.C. 20007

Tel: (202) 524-4290

Fax: (202) 333-2121

Attorney for Plaintiff Richard Evans

K&L GATES LLP

John W. Rotunno

Paul J. Walsen

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Attorneys for Nominal Defendant United Development Funding IV and Defendants UMTH General Services, L.P., UMTH Land Development, L.P., Phillip K. Marshall, J. Heath Malone, and Steven J. Finkle

BURLESON, PATE & GIBSON LLP

Michael P. Gibson

Camille Knight

900 Jackson Street, Suite 330

Dallas, Texas 75202

Telephone: (214) 871-4900

Facsimile: (214) 871-7543

Attorneys for Defendant Hollis M. Greenlaw

LOCKE LORD LLP

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Paul E. Coggins

Kip Mendrygal

2200 Ross Avenue, Suite 2800

Dallas, TX 75201

Telephone: 214-740-8104

Attorneys for Defendant John R. Ray

FITZPATRICK, HAGOOD, SMITH & UHL, LLP

Michael J. Uhl

R. Ritch Roberts, III

2515 McKinney Avenue, Suite 1400

Dallas, TX 75201

Tel. 214-237-0900

Fax. 214-237-0901

Attorneys for Defendant Todd Etter

Any UDF IV stockholder who does not timely make his, her, or its objection to the Settlement shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement, and shall otherwise be bound by the judgment to be entered on the releases given.

PLEASE DO NOT CONTACT THE COURT, THE CLERK OF THE COURT OR UDF

IV REGARDING THIS NOTICE.

DATED: December ________, 2017	BY ORDER OF THE HONORABLE BARBARA M.G. LYNN

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Exhibit C

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

RICHARD EVANS, derivatively on behalf of UNITED DEVELOPMENT FUNDING IV,

Plaintiff,

-against-

HOLLIS M. GREENLAW, PHILIP K. MARSHALL, J. HEATH MALONE, STEVEN J. FINKLE, JOHN R. RAY, TODD ETTER, UMTH GENERAL SERVICES, L.P., and UMTH LAND DEVELOPMENT, L.P.,

Defendants,

-and-

UNITED DEVELOPMENT FUNDING IV,

Nominal Defendant.

Case No.: 3:16-cv-00635-M

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

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Exhibit C

This matter came before the Court for hearing pursuant to the Order of this Court, dated _____________________ (“Order”), on the application of the Settling Parties (as defined in the Stipulation) for approval of the settlement set forth in the Stipulation of Settlement dated December 21, 2017 (the “Stipulation”). Due and adequate notice having been given to United Development Funding IV shareholders as required in said Order, the Court having considered all papers filed and proceedings had herein, and being otherwise fully informed in the premises, for good cause shown, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.                  This Final Judgment and Order of Dismissal with Prejudice (the “Judgment”) incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.                  This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all parties to the Action, including Plaintiffs, the Individual Defendants, and UDF IV.

3.                  The Court finds that the Summary Notice of Pendency and Proposed Settlement published in Investor’s Business Daily, or in such other form and manner as the Court has directed, and the Notice of Pendency and Proposed Settlement of Derivative Litigation and Hearing posted on the website of UDF IV provided the best notices practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all persons entitled to such notice, and said notices fully satisfied the requirements of the Federal Rules of Civil Procedure, including Rule 23.1, and the requirements of due process.

4.                  The Court finds that the Settlement is fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and the Settlement in all respects,

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finds that the Settlement provides substantial benefits to UDF IV and its stockholders, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5.                  The Action and all claims contained therein or otherwise encompassed thereby are dismissed with prejudice. As between Plaintiff, UDF IV, and the Individual Defendants, the Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

6.                  Upon the entry of the Judgment, Plaintiff, derivatively on behalf of UDF IV, Plaintiff’s counsel, and UDF IV shall have and by operation of this Judgment shall be deemed to have, with respect to each and every Released Claim, released and forever discharged, and shall forever be barred and enjoined from initiating, continuing, filing, or otherwise prosecuting, any Released Claims against any of the Released Persons. Nothing herein shall, however, bar any action or claim to enforce the terms of the Stipulation or this Judgment. Furthermore, notwithstanding anything stated anywhere herein, Defendants are not releasing any claims arising from or relating to the claims set forth in United Development Funding, L.P. et al. v. J. Kyle Bass et al., Dallas County Court No. CC-17-06253-B (filed November 28, 2017), and nothing herein shall be interpreted as limiting or affecting Defendants’ claims in that action in any way, as it currently exists or as it may be amended.

7.                  The Court finds that during the course of the Action, the Settling Parties and their respective counsel, at all times, complied with Rule 11 of the Federal Rules of Civil Procedure.

8.                  Plaintiff’s counsel is hereby awarded six hundred fifty thousand dollars ($650,000) for attorneys’ fees and the reimbursement of expenses. Plaintiff is hereby awarded a special award in the amount of two thousand five hundred dollars ($2,500).

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9.                  Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants or the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or the Released Persons in any proceeding of any nature. UDF IV, any of the Individual Defendants, or any Released Person may file the Stipulation and/or the Judgment in any action that has been or may be brought against him, her, or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

10.              Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) the Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and Settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a party, to the extent consistent with and in accordance with the Stipulation if any condition set forth in Section 4.1 of the Stipulation fails to occur.

11.              This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure. IT IS SO ORDERED.

DATED:
THE HONORABLE BARBARA M.G. LYNN
UNITED STATES DISTRICT JUDGE